SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT:

The undersigned has made, constituted and appointed David M. Benck, of the County of Jefferson, Alabama, United States and Elaine V. Rodgers, of the County of Shelby, Alabama, United States, either of whom may act alone, the undersigned’s true and lawful attorneys-in-fact, for him or her and in his or her name, place and stead, in any and all capacities:

1.
to prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) any documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of filings or other reports required by Section 16 of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

2.
to execute for and on behalf of the undersigned, in the undersigned’s individual capacity, the various SEC filings, reports and forms prescribed in accordance with Section 16 of the Securities Exchange Act of 1934 and the rules thereunder (“Section 16 Forms”);

3.
to execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Hibbett Sports, Inc. (the “Company”), any amendment to those SEC filings, reports and forms required to be filed by the Company in accordance with Section 13 or 15 of the Securities Exchange Act of 1934 and the rules thereunder (“Company Amendments”), provided that the undersigned actually signed the original filing, report or form being amended;

4.
to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Section 16 Forms or Company Amendments and timely file the same, together with exhibits or other materials in connection therewith, with the SEC and any stock exchange or similar authority; and

5.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys‑in‑fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with the Securities Exchange Act of 1934.

This Special Power of Attorney shall remain in full force and effect until the undersigned is no longer required to execute or file any Section 16 Form with respect to the Company or any Company Amendment, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys‑in‑fact.

WITNESS the following signature this 18th day of July 2019.

/s/ Lorna Nagler
Printed name: Lorna Nagler

STATE OF Florida,
CITY/COUNTY OF Sarasota, to-wit:
I, Matthew Tango, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Lorna Nagler, whose name is signed to the foregoing Special Power of Attorney appeared before me and acknowledged the same before me in my jurisdiction this 18th day of July 2019.

/s/ Matthew Tango
Notary Public

[SEAL]
My commission expires:
March 5, 2020